February 17, 1994


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Instrument Systems Corporation
     Registration Statement on Form S-8

Gentlemen:

     Reference is made to the filing by Instrument
Systems Corporation (the "Corporation") of a Registration
Statement on Form S-8 with the Securities and Exchange
Commission pursuant to the provisions of the Securities
Act of 1933, as amended, covering the registration of 300,000 shares of the Corporation's Common Stock, $.25 par value per share, in connection with the Corporation's
Outside Director Stock Award Plan.

     As counsel for the Corporation, we have examined its corporate records, including its Certificate of Incorporation, as amended, By-Laws, as amended, its corporate minutes, the form of its Common Stock certificate, its Outside Director Stock Award Plan, the form of options granted under such Plan, related documents under such Plan, and such other documents as we have deemed necessary or relevant under the circumstances.

     Based upon our examination, we are of the opinion that:



                        Exhibit 5





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Securities and Exchange Commission
February 17, 1994
Page -2-




     1. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

     2. There have been reserved for issuance by the Board of Directors of the Corporation 300,000 shares of its Common Stock, $.25 par value per share. The shares of the Corporation's Common Stock, when issued upon exercise of options under and pursuant to the terms of the aforesaid Outside Director Stock Award Plan, will be validly authorized, legally issued, fully paid and nonassessable.

     We hereby consent to be named in the Registration
Statement as counsel of the Corporation, and we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                        Very truly yours,

                        Blau, Kramer, Wactlar & Lieberman, P.C.

                        BLAU, KRAMER, WACTLAR
                          & LIEBERMAN, P.C.